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                                                                       Exhibit 5


                Opinion of Counsel as to Legality of Securities





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Thomas W. O'Connell
Counsel
Corporate Law Department

                                                   [CIGNA LOGO]

                                                   OLP-52
                                                   1650 Market Street
                                                   P. O. Box 7716
                                                   Philadelphia, PA 19192-1520
                                                   Telephone 215-761-6246
                                                   Facsimile 215-761-5715/5511

June 7, 1995



CIGNA Corporation
One Liberty Place
1650 Market Street
Philadelphia, PA  19192

RE:  CIGNA Long-Term Incentive Plan

Sirs:

     This opinion is being delivered in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") by CIGNA Corporation ("CIGNA") on or about June 7, 1995 with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of the Securities Act of 1933, as amended. Pursuant to the Registration Statement, CIGNA is registering the offer and sale of 5,000,000 shares of its Common Stock, par value $1.00 per share (the "Shares"), for issuance under the terms and conditions of the above-referenced plan ("Plan"). The Registration Statement also covers an equal number of Rights to Purchase Junior Participating Preferred Stock, Series D (the "Rights"), which are attached to the Shares.

     As Counsel for CIGNA, I am familiar with the Certificate of Incorporation and the By-Laws of CIGNA, and with the terms of the Plan. I have also examined, or caused to be examined, such certificates, documents and instruments (including minutes of proceedings of CIGNA's Board of Directors) and have made, or caused to be made, such further investigation, as I have deemed necessary or appropriate in connection with this opinion.

     Based upon the foregoing, it is my opinion that the Shares
(together with the attached Rights), when duly issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

     This opinion is limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.





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     I hereby consent to the use of this opinion as Exhibit 5 to the
Registration Statement, and I further consent to the appearance of my name in the Registration Statement under the caption "Interests of Named Experts and Counsel".

                              Very truly yours,

                              /s/  Thomas W. O'Connell

                              Thomas W. O'Connell
                              Counsel
                              CIGNA Corporation
TO'C/ba





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